Exhibit 32.2

                                  CERTIFICATION


In connection with the Annual Report on Form 10-K of Paxar Corporation (the "Company") for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Larry M. Segall, Vice President and Controller (Principal Financial Officer) of the Company, certify, pursuant to 18 U.S.C. 1350, that:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of the Company.








/s/ Larry M. Segall
---------------------------------
Vice President and Controller
(Principal Financial Officer)


March 15, 2005
---------------------------------
Date